UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 13, 2022

Date of Report (Date of earliest event reported)

VIDLER WATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-36383	94-2723335
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3480 GS Richards Blvd, Suite 101, Carson City, NV 89703

(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code: (775) 885-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par Value $0.001	VWTR	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2022, Vidler Water Resources, Inc. (the “Company”), D.R. Horton, Inc., a Delaware corporation (“Parent”), and Potable Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Purchaser to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares” and each, a “Share”), at an offer price of $15.75 per Share, less any applicable withholding taxes and without interest (the “Offer Price”). Following the consummation of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger” and, together with the Offer, the “Transactions”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. At the effective time of the Merger, each Share that was not tendered in the Offer, other than the Cancelled Shares and Dissenting Shares (as each are defined in the Merger Agreement), will be converted into the right to receive the Offer Price, less any applicable withholding taxes and without interest (the “Merger Consideration”).

The board of directors of the Company (the “Company Board”) has unanimously (i) approved, adopted and declared advisable the Merger Agreement and the Transactions, (ii) determined that the Transactions are in the best interest of the Company and its stockholders, (iii) resolved that the Merger shall be governed by and effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the stockholder of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

The Merger Agreement provides that each option to acquire Shares (each a “Company Option”) that is outstanding and exercisable immediately prior to the Effective Time (as defined in the Merger Agreement) shall be cancelled and converted into the right to receive from Parent an amount of cash, without interest, equal to the product of: (a) the aggregate number of Shares subject to such Company Option, multiplied by (b) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Option, less any taxes required to be withheld. If the per share exercise price under any Company Option is equal to or greater than the Merger Consideration or if any Company Option is not exercisable immediately prior to the Effective Time, such Company Option shall be cancelled as of the Effective Time without payment and shall have no further force or effect.

The Merger Agreement also provides that each restricted stock unit award issued by the Company (each a “Company RSU”) that is outstanding immediately prior to the Effective Time will vest in full and become free of restrictions and shall be cancelled and converted automatically into the right to receive from Parent an amount in cash, without interest, equal to the Merger Consideration less any taxes required to be withheld.

The Offer will initially remain open for 20 business days following the commencement of the Offer. If, at the scheduled expiration time of the Offer, any of the conditions of the Offer have not been satisfied (unless such condition is waivable by Parent or Purchaser and has been waived), Purchaser may extend the Offer for subsequent periods of up to 10 business days each. Additionally, Purchase must extend the Offer (i) for any period required by applicable law (including any applicable interpretations or positions of the U.S. Securities and Exchange Commission (the “SEC”), the SEC staff and the Nasdaq Global Market), (ii) for periods of up to 10 business days each until the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iii) at the request of the Company, for one or more additional period not to exceed an aggregate of 20 business days, if all the other conditions of the Offer have been satisfied or waived, in order to permit the satisfaction of the Minimum Condition (as defined below). In no event will the offer be extended beyond the End Date (as defined below).

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of customary conditions, including (i) there being validly tendered and not properly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent and Purchaser, represent one more Share than 50% of the total number of the then-issued and outstanding Shares at the expiration of the offer (the “Minimum Condition”), (ii) the accuracy of the Company’s representations and warranties (subject to customary materiality and “material adverse effect” thresholds), (iii) the Company’s compliance or performance in all material respects of the obligations, covenants and agreements it is required to comply with or perform at or prior to the expiration of the Offer, (iv) the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement) that is continuing as of the time of the Purchaser accepts Shares for purchase pursuant to the Offer, (v) the expiration or termination of the waiting period (or any extension thereof) applicable to the Transactions under the HSR Act, (vi) the absence of any law or order prohibiting the consummation of the Offer or the Merger, and (vii) the Merger Agreement not having been terminated in accordance with its terms. If the conditions of the Offer are satisfied or waived (other than conditions that by their nature are to be satisfied or waived at the expiration of the Offer), then Purchaser must (x) irrevocably accept for payment all of the Shares tendered pursuant to the Offer and (y) pay the Offer Price in respect of each such Share.

The Merger Agreement includes certain representations, warranties and covenants of the Company, Parent and Purchaser, including certain restrictions with respect to the Company’s business between the date of the Merger Agreement and the consummation of the Merger. Parent and the Company also agreed to use their respective reasonable best efforts to take all actions, to file all documents and to do all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the Offer and the Merger as soon as reasonably practicable. However, Parent is not required to make divestitures, commit to any licenses or hold separate requirements or litigate or defend the Transactions in connection with any applicable antitrust laws, except, in each case, for such action that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would not reasonably be expected to materially and adversely impair the benefits of the Offer and Merger to Parent and its Subsidiaries, taken as a whole. Parent and Purchaser may not take any action that would reasonably be expected to prevent or materially delay consummation of the Offer and the Merger, including enter into any competing transactions that would potentially delay the Transactions.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative transaction proposals from third parties and engage in discussions or negotiations with third parties regarding transaction proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a bona fide, unsolicited written alternative acquisition proposal that the board of directors of the Company (the “Board”) has determined in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. Pursuant to the Merger Agreement, the Company has agreed that the Board will (i) recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer (the “Board Recommendation”) and (ii) include the Board Recommendation in the Company’s Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) when filed with the SEC and when disseminated to the Company’s stockholders. The Board will also not (i) withdraw (or modify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw (or modify in a manner adverse to Parent or Purchaser), the Board Recommendation, or (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any contract with respect to any acquisition proposal, requiring, or which would reasonably expect to cause the Company to abandon, terminate or fail to consummate the Transactions (other than a customary confidentiality agreement). Notwithstanding these restrictions, the Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to change the Board Recommendation in certain instances, subject to matching rights in favor of Parent.

The Merger Agreement contains certain termination rights for both the Company and the Parent, including, (i) if the consummation of the Transaction has not occurred on or before August 18, 2022 or such time and date as it may be extended to pursuant to the terms of the Merger Agreement (the “End Date”), provided that the terminating party’s material breach of any provision of the Merger Agreement is not the primary cause of, or primarily resulted in, the failure of the Offer Closing (as defined in the Merger Agreement) to have occurred on or before the End Date or (ii) if the consummation of the Offer or the Merger is legally prohibited or permanently enjoined. The Merger Agreement may also be terminated by Parent if (i) the Board has failed to include the Board Recommendation in the Schedule 14D-9 when disseminated or has effected a Company Adverse Recommendation Change (as defined in the Merger Agreement), (ii) the Company has entered into an agreement with respect to a Superior Proposal, (iii) the Company Board (as defined in the Merger Agreement) or any committee thereof has effected a

Company Adverse Recommendation Change, or (iv) the Company has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 30 business days following written notice by Parent of such breach, if such breach would cause certain of the conditions to closing to not be able to be satisfied. The Merger Agreement may also be terminated by the Company (i) subject to the terms and conditions set forth in the Merger Agreement, to accept a Superior Proposal, (ii) if Parent or Purchaser has breached any representation, warranty or covenant that cannot be cured by the End Date or, if capable of being cured, has not been cured within 30 business days following written notice by the Company of such breach, if such breach would reasonably be expected to prevent Parent or Purchaser from consummating the Transactions, or (iii) in the event that Purchaser fails to commence the Offer within the specified period set forth in the Merger Agreement or fails to purchase all Shares validly tendered (and not validly withdrawn) when required to do so under the Merger Agreement, provided that the Company is not permitted to terminate pursuant to the foregoing clause (iii) in the event that Purchaser’s failure to commence the Offer is primarily due to the Company’s material breach of the Merger Agreement. Upon termination of the Merger Agreement (i) by the Company to accept a Superior Proposal or (ii) by Parent following a Company Adverse Recommendation Change, the Company will be required to pay Parent a termination fee of $10,895,598.37 (the “Termination Fee”). Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent the Termination Fee if the Merger Agreement is terminated and, within 12 months following such termination, the Company enters into certain alternative acquisition arrangements and such acquisition is subsequently consummated.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Transactions. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01	Regulation FD Disclosure

On April 14, 2022, the Company and Parent issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although Parent and the Company believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Parent and the Company on the date of this document. Neither Parent nor the Company undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Some forward-looking statements discuss Parent’s and the Company’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements also include all other statements in this document that are not historical facts.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the ability of Parent and the Company to complete the transactions contemplated by the Merger Agreement dated April 13, 2022 in the anticipated timeframe or at all, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the Merger Agreement; the potential effects of the acquisition on the Company; the participation of third parties in the consummation of the transaction and the combined company; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the ability of the parties to obtain required governmental and regulatory approvals; and other risks and uncertainties, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Parent’s and the Company’s respective most recent annual reports on Form 10-K and their respective most recent quarterly reports on Form 10-Q, all of which are filed with the SEC.

Additional Information about the Acquisition and Where to Find It

The tender offer for the outstanding common stock of the Company has not been commenced. This filing does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell the Company securities. At the time the tender offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO (including an Offer to Purchase) with the SEC and thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case, with respect to the tender offer. The solicitation and offer by Parent to purchase shares of the Company common stock will only be made pursuant to such Offer to Purchase and related materials. Once filed, investors and security holders are urged to read these materials (including the Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they will contain important information that the Company’s investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and the Company’s investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Parent, Purchaser and the Company with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Parent and Purchaser file with the SEC will be made available to all investors and security holders of the Company free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at https://www.irdirect.net/vwtr.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated April 13, 2022 among Vidler Water Resources, Inc., D.R. Horton, Inc., and Potable Merger Sub, Inc.

99.1	Joint Press Release issued by D.R. Horton, Inc. and Vidler Water Resources, Inc., dated April 14, 2022

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

*

Schedules omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The registrant agrees to furnish a copy of any omitted schedules to the SEC upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2022

VIDLER WATER RESOURCES, INC.

By:	/s/ Maxim C.W. Webb
Maxim C.W. Webb Executive Chairman, CFO